EXHIBIT 10.2

AMENDMENT TO STOCK PURCHASE AGREEMENT

This AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Agreement”) by and between IA GLOBAL, INC., a Delaware corporation (the “Company”), and MGVJ Co. Ltd (the “Purchaser”) is entered into as of April 16, 2010.

The Company and Purchaser are entering into this agreement to memorialize the amended terms and conditions upon which Purchaser commits to purchase and acquire shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”).

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the Company and Purchaser hereby amend the January 26, 2010 Stock Purchase Agreement as follows:

I.	STOCK PURCHASE COMMITMENT; REPRESENTATIONS BY PURCHASER

1.1         The Company sold to the Purchaser 1,300,000 shares of Common Stock for $65,000.

The Stock Purchase Agreement dated January 26, 2010 between the Company and the Purchaser are hereby terminated.

Further resolved, this satisfactorily concludes all matters between the parties on this January 26, 2010 Stock Purchase Agreement and the April 16, 2010 Amendments to Stock Purchase Agreement as follows:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth below.

IA Global, Inc.

/s/Mark Scott
By: Mark Scott
Title: Chief Financial Officer

MGVJ Co. Ltd
/s/ Makoto Miura
By: Makoto Miura
Title:

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